Exhibit 10.2
REVOLVING LOAN AGREEMENT

Dated as of May 6, 2020

TriplePoint Venture Growth BDC Corp., a Maryland corporation (the “Borrower”), and TriplePoint Advisers LLC, a Delaware limited liability company (the “Lender”), agree as follows (with capitalized terms not otherwise defined herein having the meanings ascribed to them in Section 18):

1.Loans. Upon the terms and subject to the conditions of this Agreement, the Lender agrees to advance, from time to time during the period from the date hereof through the Business Day immediately preceding the Maturity Date, amounts in Dollars to the Borrower (each such advance being a “Loan”), the aggregate outstanding principal amount of which shall not exceed $25,000,000 (the “Commitment”) at any time, subject to any increase effectuated from time to time in accordance with Section 4. Within the limits set forth in the preceding sentence and subject to the conditions of this Agreement, amounts of Loans that are repaid may be re-borrowed under this Section 1. Upon the fulfillment of the conditions specified in Section 7, each Loan shall be disbursed by the Lender on the requested date therefor in Dollars in funds immediately available to the Borrower in such manner as shall be reasonably acceptable to the Lender.

2.Interest. Interest on each Loan shall accrue at the rate of 6.00% per annum from the date of such Loan until such Loan is repaid in full. Interest shall be calculated on the basis of a year of 365 days and the actual number of days elapsed and shall be payable in cash on the first Business Day of each calendar quarter, beginning on July 1, 2020, or, if earlier, on the date on which the outstanding principal amount of such Loan is repaid or prepaid in accordance with the terms hereof but no later than the Maturity Date.

3.Repayment.

(a)    Maturity. The Borrower promises to repay the entire unpaid principal amount of all Loans and all accrued but unpaid interest on the Maturity Date.

(b)    Voluntary Prepayment. The Borrower may, at any time and from time to time, prepay, without premium or penalty, the Loans in whole or in part, together with accrued interest to the date of such prepayment on the aggregate principal prepaid. Each prepayment of the Loans by the Borrower pursuant to this Section 3(b) shall be allocated first to accrued but unpaid interest in such Loans to the date of such prepayment and then to unpaid principal amounts outstanding under such Loans.

4.Increase of the Commitment.

(a)    Requests for Commitment Increase by Borrower. The Borrower may, at any time, request that the Commitment hereunder be increased (a “Commitment Increase”), upon notice to the Lender which notice shall specify the date on which such increase is requested to be effective (the “Commitment Increase Date”), which shall be a Business Day at least ten Business Days (or such lesser period as the Lender may reasonably agree) after delivery of such notice and 30 days prior to the Maturity Date; provided that:

(i)     immediately after giving effect to such Commitment Increase, the total Commitment of the Lender hereunder shall not exceed $50,000,000;

(ii)     no Event of Default shall have occurred and be continuing on such Commitment Increase Date or shall result from the proposed Commitment Increase;

(iii)     the representations and warranties contained in this Agreement shall be true and correct in all material respects (or, in the case of any portion of the representations and warranties already subject to a materiality qualifier, true and correct in all respects) on and as of the Commitment Increase Date as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

(iv)     the Lender shall have received such other documents and opinions, if any, as it shall have reasonably requested; and

(v)     no such Commitment Increase shall be effective until and unless accepted and acknowledged, in writing, by the Lender, which acceptance may be withheld in whole or in part in the Lender’s sole and absolute discretion.

(b)    Effectiveness of Commitment Increase. The Commitment of the Lender shall be increased as of such Commitment Increase Date (or such other date as may be agreed to in writing by the Borrower and the Lender) upon (i) satisfaction of the conditions to such Commitment Increase set forth above in Section 4(a), and (ii) receipt by the Lender of a Note (as defined in Section 5), dated as of the Commitment Increase Date (or such other date as may be agreed to in writing by the Borrower and the Lender), evidencing the Borrower’s obligation to repay Loans in a principal amount no less than the aggregate amount of the Commitment Increase (or any part thereof accepted by the Lender in accordance with Section 4(a)(v)).

5.Evidence of Indebtedness. The Loans and the Borrower’s obligation to repay the Loans in accordance with this Agreement shall be evidenced by this Agreement, the records of the Lender and one or more promissory notes of the Borrower in the form of Exhibit A hereto, dated as of the date hereof or as of the Commitment Increase Date (or such other date as may be agreed to in writing by the Borrower and the Lender), as applicable, each payable to the order of the Lender in a principal amount set forth in such promissory note from time to time, the aggregate amount of which shall not at any time exceed the Commitment (as may be increased from time to time in accordance with Section 4) (each such promissory note being a “Note”).

6.Lender Acknowledgement. The Lender acknowledges that TPVG Variable Funding Company LLC (“Variable Funding”) is a legal entity separate from the Borrower and the assets of Variable Funding are not intended to be available to satisfy any obligations of the Borrower hereunder or under any Note. The Lender further acknowledges that any obligations of the Borrower hereunder or under any Note are unsecured and are expressly subordinated and junior in right of payment to all of the Borrower’s other indebtedness for borrowed money.

7.Conditions to Loans. The obligation of the Lender to make each Loan is subject to:

(a)    delivery by the Borrower of a notice to the Lender (each such notice being an “Advance Request”), which notice shall specify (i) the requested aggregate amount of the Loan to be advanced by the Lender to the Borrower, and (ii) the date on which the advance of the Loan is requested to be made by the Lender, which shall be a Business Day at least five Business Days (or such lesser period as the Lender may reasonably agree) after delivery of such notice, from time to time during the period from the date hereof through the Business Day immediately preceding the Maturity Date;

(b)    acceptance and acknowledgement, in writing, of such Advance Request by the Lender, which acceptance may be withheld in whole or in part in the Lender’s sole and absolute discretion; and

(c)    the fulfillment of each of the following conditions, in form and substance satisfactory to the Lender:

(i)	the Lender shall have received one or more Notes, duly executed by the Borrower, evidencing the Borrower’s obligation to repay Loans in accordance with Section 5;

(ii)
no Event of Default shall have occurred and be continuing on and as of the date each Loan is to be made hereunder, both with and without giving effect thereto and to the application of the proceeds thereof;

(iii)
the representations and warranties contained in this Agreement shall be true and correct in all material respects (or, in the case of any portion of the representations and warranties already subject to a materiality qualifier, true and correct in all respects), on and as of the date the Loan is to be made hereunder, both with and without giving effect thereto and to the application of the proceeds thereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

(iv)	the Lender shall have received such other documents and opinions, if any, as it shall have reasonably requested.

8.Representations and Warranties. In order to induce the Lender to enter into this Agreement and to make each Loan hereunder, the Borrower represents and warrants that:

(a)    the Borrower is duly incorporated, validly existing and in good standing under the laws of Maryland;

(b)    the Borrower has the power and authority to execute, deliver and perform the terms hereof; and the execution, delivery and performance by the Borrower of this Agreement and any Note have been duly authorized by all necessary action and do not contravene (i) the Borrower’s articles of amendment and restatement or amended and restated bylaws or (ii) law or any contractual restriction binding upon or affecting the Borrower or its property;

(c)    this Agreement and any Note have been duly executed and delivered and constitute legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally; and

(d)    the execution, delivery and performance of this Agreement and any Note in accordance with their respective terms, and each borrowing of the Loans hereunder, do not and will not (i) require any governmental approval or other consent or approval, other than such approvals and consents that have been obtained and are in full force and effect, final and not subject to review on appeal or to collateral attack, or (ii) violate or conflict with, result in a breach of, or constitute a default under, or result in or require creation of any lien or encumbrance upon any assets of the Borrower under, any applicable law or any agreement, indenture, lease, license, instrument or other contractual restriction or any organizational document to which the Borrower is a party or by which the Borrower or any of its properties may be bound.

9.Covenants. From the date hereof until the date upon which the Commitment shall have terminated (whether as a result of the expiration of the period described in Section 1 or pursuant to the last paragraph of Section 10) and the Loans and all other amounts payable or accrued hereunder (the “Repayment Date”) shall have been paid in full, the Borrower shall:

(a)    Preservation of Existence and Franchises, Scope of Business, Compliance with Law, Preservation of Enforceability. (i) Preserve and maintain its legal existence and all of its other franchises, licenses, rights and privileges, (ii) comply with applicable law in all material respects, and (iii) take all action and obtain all consents and governmental approvals required so that its obligations hereunder will at all times be legal, valid and binding and enforceable in accordance with their respective terms, except to the extent that the failure to take such action or obtain any such consent or approval could not reasonably be expected to have a material adverse effect on the Borrower; provided, however, that the Borrower shall not be required to preserve any right or franchise if the board of directors of the Borrower shall determine that the preservation thereof is no longer desirable for the conduct of the business of the Borrower and that the loss thereof is not disadvantageous in any material respect to the Borrower or the Lender.

(b)    Information. Upon the request from time to time of the Lender, the Borrower shall promptly furnish to the Lender such documents and information regarding this Agreement, any Note, the Loans, and the business, assets, liabilities, financial condition (including financial statements of the Borrower), results of operations or business prospects of the Borrower, as the Lender may request, in each case in form and substance reasonably satisfactory to the Lender.

10.Events of Default; Remedies. If any of the following events (each, an “Event of Default”) shall have occurred and be continuing for any reason whatsoever (whether voluntary or involuntary, arising or effected by operation of law or otherwise):

(a)    any payment of principal of the Loans or any Note shall not be paid when and as due (whether at maturity, by reason of acceleration or otherwise) and in accordance with the terms of this Agreement and the applicable Note;

(b)    any payment of interest on the Loans or any Note shall not be paid when and as due (whether at maturity, by reason of acceleration or otherwise) and in accordance with the terms of this Agreement and the applicable Note, and such default is not cured within two days;

(c)    the Borrower shall default in the performance or observance of any other term, covenant or agreement contained herein, and such default shall continue without cure for a period of 30 days after receipt of written notice thereof from the Lender, or any representation or warranty contained herein or therein shall at any time prove to have been incorrect or misleading in any material respect when made; or

(d)    a case or proceeding shall be commenced against the Borrower, or the Borrower shall commence a voluntary case, in either case seeking relief under any Bankruptcy Law, in each case as now or hereafter in effect, or the Borrower shall apply for, consent to, or fail to contest, the appointment of a receiver, liquidator, custodian, trustee or the like of the Borrower or for all or any part of its property, or the Borrower shall make a general assignment for the benefit of its creditors, or the Borrower shall fail, or admit in writing its inability, to pay, or generally not be paying, its debts as they become due;

then during the continuance of any Event of Default (other than any Event of Default specified in clause (d) above), the Lender may by written notice to the Borrower declare, in whole or from time to time in part, the principal of, and accrued interest on, the Loans and any Note and all other amounts owing hereunder to be, and the Loans and any Note and such other amounts shall thereupon and to that extent become, due and payable to the Lender. During the continuance of any Event of Default specified in clause (d) above, automatically and without any notice to the Borrower, the principal of, and accrued interest on, the Loans and any Note and all other amounts payable hereunder shall be due and payable to the Lender and the Commitment shall terminate.

11.Notices and Deliveries. All notices, communications and material to be given or delivered hereunder shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier (upon confirmation of receipt) or sent by electronic mail (upon submission), or 72 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party’s address as set forth below.

If to the Lender:
TriplePoint Advisers LLC
2755 Sand Hill Road, Suite 150
Menlo Park, California 94025

Attention: Sajal Srivastava
E-mail: sks@triplepointcapital.com

If to the Borrower:
TriplePoint Venture Growth BDC Corp.
2755 Sand Hill Road, Suite 150
Menlo Park, California 94025

Attention: Sajal Srivastava
E-mail: sks@triplepointcapital.com

12.Assignment.

(a)    The Borrower may not assign any of its rights or obligations under this Agreement or any Note without the prior written consent of the Lender.

(b)    The Lender may not assign any of its rights or obligations under this Agreement or any Note without the prior written consent of the Borrower; provided that the Lender may do any of the following from time to time without the consent of the Borrower: (i) assign any or all of its rights and obligations under this Agreement or any Note to one or more Affiliates; (ii) pledge or otherwise grant a security interest or lien in any of its rights, obligations or interests under this Agreement and/or any Note to one or more of its lenders or (ii) transfer any of its rights, obligations or interests under this Agreement or any Note to any Person in connection with any exercise of remedies by any of its lender(s).

13.Enforcement Expenses. The Borrower shall pay or reimburse the Lender for all costs and expenses (including but not limited to fees and disbursements of legal counsel) incurred by the Lender in connection with, arising out of, or in any way related to, the enforcement, exercise, preservation or protection by the Lender of any of its rights under this Agreement or any Note.

14.Judicial Proceedings. Each of the Borrower and the Lender agree to submit to personal jurisdiction in any court of competent jurisdiction in San Mateo County in the State of California, and to irrevocably waive any objection it may now or hereafter have as to the venue of any proceeding brought in such court or that such court is an inconvenient forum. Each of the Borrower and the Lender hereby waives personal service of process and consents that service of process upon it may be made, and deemed completed, in accordance with the provisions of Section 11.

15.LIMITATION OF LIABILITY. NEITHER THE LENDER NOR ANY OF ITS AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND ADVISORS SHALL HAVE ANY LIABILITY WITH RESPECT TO, AND THE BORROWER HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE FOR, ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES SUFFERED BY THE BORROWER IN CONNECTION WITH ANY CLAIM (WHETHER CIVIL, CRIMINAL OR ADMINISTRATIVE, WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE AND WHETHER ARISING OR ASSERTED BEFORE OR AFTER THE DATE HEREOF OR THE REPAYMENT DATE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH, THIS AGREEMENT OR ANY NOTE OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

16.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

17.Counterparts. This Agreement may be signed in two counterparts, each of which shall constitute an original but both of which when taken together shall constitute but one agreement.

18.Definitions. For purposes of this Agreement:

“Advance Request” is defined in Section 7 of this Agreement.

“Affiliate” of a specified Person shall mean any other Person that directly or indirectly controls, is controlled by, or is under common control with such specified Person.

“Agreement” shall mean this Revolving Loan Agreement, as amended from time to time.

“Bankruptcy Law” shall mean Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Borrower” is defined in the first paragraph of this Agreement.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which banks in Menlo Park, California are authorized to close.

“Commitment” is defined in Section 1 of this Agreement.

“Commitment Increase” is defined in Section 4 of this Agreement.

“Commitment Increase Date” is defined in Section 4 of this Agreement.

“Dollars” and the sign “$” shall mean lawful money of the United States of America.

“Event of Default” is defined in Section 10 of this Agreement.

“Loans” is defined in Section 1 of this Agreement.

“Lender” is defined in the first paragraph of this Agreement.

“Maturity Date” shall December 31, 2020.

“Note” is defined in Section 5 of this Agreement.

“Person” shall mean any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Repayment Date” is defined in Section 9 of this Agreement.

“Variable Funding” is defined in Section 6 of this Agreement.

IN WITNESS WHEREOF, the Borrower and the Lender have caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

BORROWER:

TRIPLEPOINT VENTURE GROWTH BDC CORP.

By: /s/ Sajal Srivastava
Name: Sajal Srivastava
Title: President & Chief Investment Officer

LENDER:

TRIPLEPOINT ADVISERS LLC

By: /s/ Sajal Srivastava
Name: Sajal Srivastava
Title: Co-Chief Executive Officer

[Signature Page to Revolving Loan Agreement]

EXHIBIT A
FORM OF PROMISSORY NOTE
No. [•]
U.S. $[•]                                                          [•], 2020

FOR VALUE RECEIVED, TriplePoint Venture Growth BDC Corp., a Maryland corporation (the “Borrower”), hereby promises to pay to the order of TriplePoint Advisers LLC, a Delaware limited liability company (the “Lender”), the principal amount equal to the aggregate unpaid principal amount advanced to the Borrower by the Lender under the Loan Agreement referred to below (the “Loans”) and this Note, as set forth from time to time on the grid attached hereto, or on a continuation thereof (collectively, the “Grid”) (such amount not to exceed [•] Dollars (U.S. $[•])), with interest accrued on the Loans as provided in the Loan Agreement on the dates and in the amounts specified in the Loan Agreement. All payments due to the Lender hereunder shall be made to the Lender at the place, in the type of funds and in the matter specified in the Loan Agreement.

The holder hereof is authorized to endorse on the Grid, the principal amount of each Loan and each payment or prepayment with respect thereto.

Presentation, demand, protest, notice of dishonor and notice of intent to accelerate are hereby waived by the Borrower. No delay or omission by the Lender in exercising its rights under this Note shall operate as a waiver of such rights, nor shall the exercise of any right with respect to this Note waive or preclude the later exercise of such right or any other right.

This Note evidences the Loans made under, and is entitled to the benefits of, the Revolving Loan Agreement, dated as of May 6, 2020, by and between the Borrower and the Lender, as the same may be amended from time to time (the “Loan Agreement”). Reference is made to the Loan Agreement for provisions relating to the prepayment and the acceleration of the maturity hereof.

This Note shall be governed by and construed in accordance with the laws of the State of California.

TRIPLEPOINT VENTURE GROWTH BDC CORP.

By: ___________________________
Name: Sajal Srivastava
Title: President & Chief Investment Officer

GRID
PROMISSORY NOTE

Date	Amount of Loan	Amount of Principal Paid or Prepaid	Unpaid Principal Amount of Note	Notation Made By